EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust for the registration of $375,000,000 of Class A Common Stock, par value $0.01 per share, of our reports (a) dated February 21, 2005, with respect to the consolidated financial statements of Marriott International, Inc., Marriott International, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Marriott International, Inc., included in its Annual Report (Form 10-K) for the fiscal year ended December 31, 2004 and (b) dated June 4, 2004, with respect to the financial statements and schedule of the Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust included in the Plan’s Annual Report (Form 11-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

May 20, 2005

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